IRREVOCABLE PROXY AND VOTING AGREEMENT

This Irrevocable Proxy and Voting Agreement (this "Agreement"), dated as of 19th day of August, 2011, is made by and between Culture Medium Holdings Corp., a Nevada corporation ("CULTURE"), and David Cohen ("Cohen").

WHEREAS, COHEN is currently the President and a Director of Voyager Health Technologies, Corp., a Nevada corporation (“VOYAGER”);

WHEREAS, COHEN requires material and substantial inducement in order to remain as the President of VOYAGER in the form of i) voting control of a majority of the outstanding shares of stock of VOYAGER and ii) assurance that COHEN will not be required to participate in an investor relations campaign, if any, by CULTURE and that CULTURE will not attribute any statements to COHEN in an investor relations campaign;

WHEREAS, CULTURE currently possesses fifty one percent (51%) of the issued and outstanding shares of commons stock of VOYAGER; and

WHEREAS, CULTURE desires that COHEN remain as the President and Director of VOYAGER as CULTURE believes that COHEN is vital to the success of VOYAGER and that the value of CULTURE’s 51% interest in Voyager will be greatly impaired if COHEN is not the President and Director of the Company;

WHEREAS, in order to induce Cohen to remain with VOYAGER, CULTURE realizes that it is necessary for Culture to grant COHEN an irrevocable proxy to vote the 51% of VOYAGER’s shares of stock owned by CULTURE; and thus, CULTURE desires to provide COHEN an irrevocable proxy to vote the 51% of VOYAGER’s shares of stock owned by CULTURE;

WHEREAS, CULTURE also realizes that COHEN does not want to be required to participate in an investor relations campaign and does not want an investor relations campaign conducted by CULTURE to attribute statements to COHEN as President and/or Director of VOYAGER; and

WHEREAS, in furtherance of such objectives, CULTURE has agreed to the terms and conditions set forth in this Agreement, which shall become effective automatically upon the execution of this Agreement.

NOW THEREFORE, For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                   Grant of Proxy. CULTURE hereby irrevocably appoints COHEN as CULTURE's sole and exclusive attorney and proxy, with full power of substitution and resubstitution, to vote and exercise all voting, consent and similar rights (to the full extent that CULTURE would be entitled to do so) with respect to all shares of VOYAGER’s voting securities now or hereafter owned by CULTURE, whether beneficially or otherwise, or as to which CULTURE has voting power (the “Shares”) (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of shareholders of VOYAGER and in every written consent in lieu of such a meeting, with respect to the Shares, in the same proportion (for, against and abstaining) as the votes of the shares of common stock of VOYAGER other than the Shares. CULTURE agrees that the certificates representing the Shares will be legended as provided for in Section 6 of this Agreement.

2.                   Agreement to Vote. In addition to the irrevocable proxy granted in Section 1, CULTURE agrees to vote the Shares at regular and special meetings of stockholders (and by written consent) in accordance with any written instructions of COHEN. VOYAGER may disregard any purported vote or consent with respect to the Shares that is not in accordance with this Agreement.

3.                   Binding. The Proxy granted pursuant to this Agreement is irrevocable and is coupled with an interest. The obligations of CULTURE shall be binding upon it and on any successors and assigns and any transferees of the Shares.

4.                   Termination and Term.

4.1    Termination. COHEN will cease to have the right to vote, and this Agreement will terminate with respect to, any Shares if COHEN i) voluntarily resigns as an officer and director of Voyager, ii) is terminated for Cause, iii) is legally adjudicated to be totally and permanently incapacitated, iv) dies or v) the term of the Agreement expires and is not renewed pursuant to Section 4.2. Cause in this Agreement means a felony conviction for an intentional act of fraud, embezzlement, or theft that occurs in the course of COHEN’s employment with VOYAGER.

4.2    Term. This Agreement will take effect on the date this Agreement is executed and shall continue for a period of five (5) years, unless earlier terminated pursuant to Section 4.1. Upon the fifth (5th) anniversary of the date of this Agreement, then the Agreement shall renew for another five (5) year term if the Company’s is Solvent on the fifth (5th) anniversary of the Effective Date. For purposes of this Agreement, Solvent means either 1) the Company is able to pay its obligations in the ordinary course of business as they come due or 2) during the six months period prior to the fifth (5th) anniversary of the Effective Date the assets of the Company exceed its liabilities.

5.                   Additional Shares. In the event that subsequent to the date of this Agreement any shares or other securities are issued on, or in exchange for, any of the Shares by reason of any stock dividend, stock split, consolidation of shares, reclassification or consolidation involving VOYAGER, such shares or securities shall be deemed to be Shares for purposes of this Agreement.

6.                   Restrictive Legend. Each certificate representing any of the Shares subject to this Agreement shall be marked by the Company with a legend reading as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO AN IRREVOCABLE PROXY AND VOTING AGREEMENT (A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER) AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON HOLDING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID IRREVOCABLE PROXY AND VOTING AGREEMENT.”

7.                   Prohibition on Investor Relations Campaign. CULTURE will not require COHEN to be required to participate in an investor relations campaign and will not attribute statements to COHEN as President and/or Director of VOYAGER in any press release or investor relations campaign without the express written permission of COHEN.

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8.                   Representations, Covenants and Warranties. As an inducement to and to obtain the reliance of COHEN, CULTURE, individually represents and warrants to COHEN that 1) the execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the material breach of any term or provision of, or constitute an event of default under, any material debt instrument, which may include an indenture, mortgage, deed of trust or other contract, agreement or instrument to which CULTURE is a party; and 2) CULTURE has full power, authority and legal right and has taken all action required by law or otherwise to authorize the execution and delivery of this Agreement.

9.                   Enforcement. CULTURE acknowledges and agrees that COHEN will be irreparably damaged if any of the provisions of this Agreement are not performed by CULTURE in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that COHEN shall be entitled to an injunction without the necessity of posting a bond to prevent breaches of this Agreement and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction, in addition to any other remedy to which COHEN may be entitled at law or in equity. CULTURE hereby consents to personal jurisdiction in any such action brought in the United States District Court for the Eighth Judicial District court of the State of Nevada. In any dispute arising out of, or relating to, this Agreement or its performance or breach (including any dispute which is the subject of judicial, arbitration or administrative proceedings, including appeals), the prevailing party shall be entitled to and awarded, in addition to any other relief, its reasonable costs incurred, including reasonable attorneys' fees.

10.                Miscellaneous. This Agreement shall be governed by and interpreted in accordance with the laws of Nevada, without giving effect to the conflict of laws provisions thereof or of any other jurisdiction. This Agreement constitutes the parties' entire agreement with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement may not be amended, modified or altered except by an express writing executed by all of the parties. Each party hereto agrees to execute any and all further documents and writings and perform such other actions that may be or become necessary or expedient to effectuate and carry out this Agreement. CULTURE understands that COHEN is not making any representations and warranties in this Agreement, or commitments to enter similar agreements in the future, or waiving any rights or legal positions that may be available to it in connection with the subject matter hereof. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms. The language of this Agreement shall be construed as a whole, according to its fair meaning and intendment, and not strictly for or against either party hereto, regardless of who drafted or was principally responsible for drafting the Agreement or terms or conditions hereof. In executing this Agreement, the parties severally acknowledge and represent that each: (a) has fully and carefully read and considered this Agreement; (b) has been or has had the opportunity to be fully apprized by its attorneys of the legal effect and meaning of this document and all terms and conditions hereof; (c) is executing this Agreement voluntarily, free from any influence, coercion or duress of any kind. The parties understand that either or both may be required to file this Agreement with the SEC publicly and consent to such filing.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CULTURE MEDIUM HOLDING CORP
By:	/s/ David Cohen	By:	/s/ Alex Eliashevsky
Name:	DAVID COHEN	Name:	ALEX ELIASHEVSKY
		Title:	Chief Executive Officer, President and Director

		By:	/s/ Robert B. “Bev” Harrison
		Name:	ROBERT B. “BEV” HARRISON
		Title:	Chief Financial Officer, Secretary, Treasurer and Director